Exhibit 99.1

95 State Route 17

Paramus, NJ 07652

SB ONE BANCORP REPORTS A 57% INCREASE IN NET INCOME AND DILUTED EPS OF $0.55 FOR THE THIRD QUARTER 2019

PARAMUS, NEW JERSEY – October 25, 2019 – SB One Bancorp (the “Company”) (Nasdaq: SBBX), the holding company for SB One Bank (the “Bank”), today reported net income of $5.1 million, or $0.55 per basic and diluted share, for the quarter ended September 30, 2019, an increase of 57.3%, as compared to net income of $3.3 million, or $0.42 per basic share and $0.41 per diluted share, for the quarter ended September 30, 2018. The increase in net income for the quarter ended September 30, 2019 was driven by a $3.7 million, or 33.6%, increase in net interest income attributable to loan and deposit growth and the merger with Enterprise Bank NJ (“Enterprise”), and a $585 thousand increase in non-interest income as compared to the same period last year. The increase in net income was partially offset by a $1.2 million, or 13.7%, increase in non-interest expense. The non-interest expense increase was mainly due to a $1.2 million, or 23.7%, increase in compensation mainly from the Enterprise merger, net of realized cost savings, and to support the continued growth of the Company offset by a decrease in merger related expenses of $605 thousand.

The Company reported net income of $17.2 million, or $1.84 per basic and $1.83 diluted share, for the nine months ended September 30, 2019, an increase of 127.4%, as compared to $7.6 million, or $0.97 per basic share and $0.96 per diluted share, for the same period last year. For the nine months ended September 30, 2019, net income growth was driven by an increase in net interest income of $11.4 million, or 34.7%, resulting from growth of $18.9 million in loan interest income which was attributable to organic loan growth and the merger with Enterprise. In addition, non-interest income increased $2.9 million, or 34.8%, from a $1.2 million increase in insurance commissions and fees as compared to the same period last year. The increase in net income was partially offset by an increase in non-interest expense of $754 thousand, or 2.5%.

Anthony Labozzetta, President and CEO of SB One Bancorp and SB One Bank stated, “We continue to have strong growth in all of our business lines. Despite the volatile interest rate environment, our commercial lending team grew loans at an annualized rate of 10.2%. Our Insurance Company continues to out-perform and grew commission income 19.4% over the same period last year. Our Retail deposits grew at an annualized rate of 14.5%. Furthermore, the activities and pipelines in each of our business lines remain robust.” Mr. Labozzetta added, “While our margin compressed this quarter, we are seeing a reduction in our costs of deposits and borrowings, which was evident in the month of September and we expect that positive trend to continue into the fourth quarter”.

Mr. Labozzetta also stated, “We continue to experience improving trends in asset quality with our ratio of non-performing assets to total assets decreasing 26 basis points to 0.87%”.

Declaration of Quarterly Dividend

On October 24, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.085 per share, which is payable on November 20, 2019 to common shareholders of record as of the close of business on November 6, 2019.

Financial Performance

Net Income. For the quarter ended September 30, 2019, the Company reported net income of $5.1 million, or $0.55 per basic and diluted share, an increase of 57.3%, as compared to net income of $3.3 million, or $0.42 per basic and $0.41 diluted share, for the quarter ended September 30, 2018.

The increase in net income for the quarter ended September 30, 2019 was driven by a $3.7 million, or 33.6%, increase in net interest income resulting from loan and deposit growth, the Enterprise merger, and a $585 thousand increase in non-interest income mainly due to a $297 thousand increase in insurance commissions and fees. Non-interest expenses increased $1.2 million to $10.2 million for the third quarter 2019 as compared to $9.0 million for the third quarter 2018. The increase in non-interest expenses was primarily attributable to an increase in salaries and employee benefits of $1.2 million resulting from the merger with Enterprise and the continued growth of the Company. In addition, data processing increased $290 thousand and write-downs related to foreclosed real estate increased $152 thousand. The increase in non-interest expenses was partially offset by a decrease in merger related expenses of $605 thousand as compared to the same quarter of 2018.

For the nine months ended September 30, 2019, the Company reported net income of $17.2 million, or $1.84 per basic share and $1.83 per diluted share, an increase of 127.4%, as compared to net income of $7.6 million, or $0.97 per basic share and $0.96 diluted share, for the same period last year.

Net Interest Income. Net interest income on a fully tax equivalent basis increased $3.5 million, or 31.5%, to $14.8 million for the third quarter of 2019, as compared to $11.2 million for the same period in 2018. The increase in net interest income was largely due to a $440.4 million, or 32.5%, increase in average interest earning assets, principally loans receivable, which increased $395.8 million, or 34.3%, led by organic growth and the December 2018 closing of the Enterprise merger. The net interest margin decreased 3 basis points to 3.26% for the third quarter of 2019, as compared to the same period in 2018, as a result of an increase in cost of funds of 44 basis points mainly due to a surge in rates on deposits. The increase in the Company’s cost of funds was partially offset by an increase in yield on earning assets of 34 basis points driven by an increase in yields on loans receivable of 42 basis points.

Net interest income on a fully tax equivalent basis increased $11.2 million, or 33.5%, to $44.6 million for the first nine months of 2019 as compared to $33.4 million for the same period in 2018. The increase in net interest income was largely due to a $446.1 million, or 34.2%, increase in average interest earning assets, principally loans receivable, which increased $412.2 million, or 37.1%, driven by organic growth and the Enterprise merger.

Provision for Loan Losses. Provision for loan losses increased $315 thousand, or 98.1%, to $636 thousand for the third quarter of 2019, as compared to $321 thousand for the same period in 2018.

Provision for loan losses increased $756 thousand, or 61.6%, to $2.0 million for the first nine months of 2019, as compared to $1.2 million for the same period in 2018.

Non-interest Income. Non-interest income increased $585 thousand, or 23.2%, to $3.1 million for the third quarter of 2019, as compared to the same period in 2018. The growth was largely due to an increase in insurance commissions and fees relating to SB One Insurance Agency of $297 thousand, or 19.4%, for the third quarter of 2019, as compared to the same period in 2018.

Non-interest income increased $2.9 million, or 34.8%, to $11.1 million for the first nine months of 2019 as compared to the same period last year. The increase was principally due to $1.2 million increase in insurance commissions and fees relating to SB One Insurance Agency, and a $1.5 million increase in gains on sale of securities. The aforementioned increases were partially offset by a $292 thousand loss on the disposal of fixed assets relating to closing of the Company’s corporate center in Rockaway, NJ, and the sale of the Andover branch.

Non-interest Expense. The Company’s non-interest expenses increased $1.2 million, or 13.7%, to $10.2 million for the third quarter of 2019, as compared to the same period in 2018. The increase in non-interest expenses occurred largely in salaries and employee benefits of $1.2 million, data processing of $290 thousand and expenses and write-downs related to foreclosed real estate of $152 thousand. The increase in non-interest expenses for the third quarter of 2019, as compared to the same period in 2018, was the result of the Company’s continued growth, inclusive of the Enterprise merger net of cost savings. The increase in expenses and write-downs related to foreclosed real estate was driven by a one-time charge for write-downs of $149 thousand on three properties. The aforementioned increases were partially offset by decreases in professional fees and FDIC assessment costs of $111 thousand and $45 thousand, respectively.

The Company’s non-interest expenses increased $754 thousand, or 2.5%, to $30.9 million for the first nine months of 2019 as compared to the same period last year. The increase in non-interest expenses was primarily due to increases in salaries and employee benefits of $3.2 million, occupancy of $518 thousand and data processing of $499 thousand. The aforementioned increase was partially offset by a decrease in merger related expenses of $4.3 million.

Income Tax Expense. The Company’s income tax expenses increased $863 thousand to $1.8 million for the third quarter of 2019, as compared to the same period last year. The Company’s effective tax rate for the third quarter of 2019 was 26.1%, as compared to 22.6% for the same period in 2018.

The Company’s income tax expenses increased $3.1 million to $5.2 million for the first nine months of 2019, as compared to the same period last year as a result of increased pre-tax income. The Company’s effective tax rate for the first nine months of 2019 was 23.1%, as compared to 21.5% for the nine months ended September 30, 2018.

Financial Condition

At September 30, 2019, the Company’s total assets were $1.9 billion, an increase of $138.6 million, or 7.7%, as compared to total assets of $1.8 billion at December 31, 2018. The increase was mainly attributable to an increase in loans receivable of $88.8 million, or 6.0%, to $1.6 billion.

The Company’s total deposits increased $172.9 million, or 12.8%, to $1.5 billion at September 30, 2019, from $1.4 billion at December 31, 2018. The growth in deposits was mostly due to an increase in interest bearing deposits of $157.0 million, or 14.3%, and an increase in non-interest bearing deposits of $15.9 million, or 6.1%, at September 30, 2019, as compared to December 31, 2018.

At September 30, 2019, the Company’s total stockholders’ equity was $196.1 million, an increase of $10.6 million when compared to December 31, 2018. At September 30, 2019, the leverage, Tier I risk-based capital, total risk-based capital and common equity Tier I capital ratios for the Bank were 10.22%, 12.00%, 12.61% and 12.00%, respectively, all in excess of the ratios required to be deemed “well-capitalized.”

Asset and Credit Quality

The ratio of non-performing assets (“NPAs”), which include non-accrual loans, loans 90 days past due and still accruing, troubled debt restructured loans currently performing in accordance with renegotiated terms and foreclosed real estate, to total assets decreased to 0.87% at September 30, 2019 as compared to 1.43% at December 31, 2018. The decrease in NPAs is mainly attributable to the payoff of two non-accrual commercial real estate loans totaling approximately $8.9 million. NPAs exclude $3.0 million of Purchased Credit-Impaired (“PCI”) loans acquired through the merger with Community Bank of Bergen County (“Community Bank”). NPAs decreased $8.9 million to $16.9 million at September 30, 2019, as compared to $25.8 million at December 31, 2018. Non-accrual loans, excluding $3.0 million of PCI loans, decreased $8.7 million, or 41.9%, to $12.0 million at September 30, 2019, as compared to $20.7 million at December 31, 2018. Loans past due 30 to 89 days totaled $5.5 million at September 30, 2019, representing an increase of $1.7 million, or 45.8%, as compared to $3.8 million at December 31, 2018.

The Company continues to actively market its foreclosed real estate properties, the value of which decreased $549 thousand to $3.6 million at September 30, 2019 as compared to $4.1 million at December 31, 2018. The decrease in foreclosed real estate properties was largely attributable to the sale of six properties totaling $1.5 million which was partially offset by two new foreclosed properties valued at $1.1 million. At September 30, 2019, the Company’s foreclosed real estate properties had an average carrying value of approximately $400 thousand per property.

The Company’s allowance for loan losses increased $975 thousand, or 11.1%, to $9.8 million, at September 30, 2019 as compared to $8.8 million at December 31, 2018. The Company’s outstanding credit mark recorded on the legacy Community Bank and Enterprise portfolios of $433.8 million totaled $6.8 million at September 30, 2019. The Company’s combined coverage of allowance for loan loss and credit mark on the legacy Community Bank and Enterprise portfolios totaled $16.8 million, or 1.05% of the overall loan portfolio, at September 30, 2019. The Company recorded $2.0 million in provision for loan losses for the nine months ended September 30, 2019 as compared to $1.2 million for the nine months ended September 30, 2018. Additionally, the Company recorded net charge-offs of $1.0 million for the nine months ended September 30, 2019, as compared to $33 thousand in net recoveries for the nine months ended September 30, 2018. The allowance for loan losses as a percentage of non-accrual loans increased to 81.1% at September 30, 2019 from 43.5% at December 31, 2018.

About SB One Bancorp

SB One Bancorp (Nasdaq: SBBX), is the holding company for SB One Bank, a full-service, commercial bank that operates regionally with 18 branch locations in New Jersey and New York. Established in 1975, SB One Bank's strength is in its ability to build strong personal relationships with its customers and to serve the communities in which it operates. In addition to its branches and loan production offices, SB One Bank offers a full-service insurance agency, SB One Insurance Agency, Inc. and wealth services through SB One Wealth. SB One Bank reinforces its commitment to the communities in which it lives and serves through the SB One Foundation, Inc. which supports various local charitable organizations.

SB One Bancorp was recently added to the Russell 2000® Index and Russell 3000® Index. In 2017, it was recognized as one of the top 29 banks and thrifts nationwide and one of three from New Jersey that comprise the Sandler O’Neill Sm-All Stars Class of 2017. SB One Bancorp is one of the 50 Fastest Growing Companies in New Jersey as ranked by NJBIZ Magazine. SB One Bancorp President and Chief Executive Officer, Anthony Labozzetta, was named one of America’s Business Leaders in Banking by Forbes magazine and American Banker’s Community Banker of the Year in 2016.

For more details on SB One Bank, visit: www.SBOne.bank

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements that may be identified by the use of words such as "expect," "estimate," “assume,” "believe," "anticipate," "will," "forecast," "plan," "project" or similar words. Such statements are based on SB One Bancorp’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, (1) difficulties and delays in integrating the business or fully realizing cost savings and other benefits; (2) operating costs, customer loss and business disruption following the mergers with Community Bank and Enterprise, including adverse effects on relationships with employees, may be greater than expected; (3) changes to interest rates; (4) the ability to control costs and expenses; (5) general economic conditions; (6) the success of SB One Bancorp’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee-based business; and (7) risks associated with the quality of SB One Bancorp’s assets and the ability of its borrowers to comply with repayment. Further information about these and other relevant risks and uncertainties may be found in SB One Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in subsequent filings with the Securities and Exchange Commission. SB One Bancorp undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

SB ONE BANCORP

Anthony Labozzetta, President/CEO

Adriano Duarte, CFO

(p) 844-256-7328

SB ONE BANCORP

SUMMARY FINANCIAL HIGHLIGHTS

(In Thousands, Except Percentages and Per Share Data)

(Unaudited)

					9/30/2019 VS.
	9/30/2019	6/30/2019	12/31/2018	9/30/2018	12/31/2018	6/30/2019	9/30/2018
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$211,467	$198,191	$186,217	$177,547	13.6%	6.7%	19.1%
Total loans	1,563,610	1,530,668	1,474,775	1,171,738	6.0%	2.2%	33.4%
Allowance for loan losses	(9,750)	(9,627)	(8,775)	(8,594)	11.1%	1.3%	13.5%
Total assets	1,934,259	1,866,344	1,795,703	1,459,642	7.7%	3.6%	32.5%
Total deposits	1,526,856	1,476,488	1,353,939	1,114,646	12.8%	3.4%	37.0%
Total borrowings and junior subordinated debt	191,715	180,535	247,765	187,756	(22.6)%	6.2%	2.1%
Total shareholders' equity	196,079	192,416	185,444	151,222	5.7%	1.9%	29.7%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$14,753	$15,161	$11,575	$11,217	27.5%	(2.7)%	31.5%
Provision for loan losses	636	776	210	321	202.9%	(18.0)%	98.1%
Total other income	3,103	4,392	2,493	2,518	24.5%	(29.3)%	23.2%
Total other expenses	10,187	10,526	10,273	8,963	(0.8)%	(3.2)%	13.7%
Income before provision for income taxes (tax equivalent)	7,033	8,251	3,585	4,451	96.2%	(14.8)%	58.0%
Provision for income taxes	1,820	1,836	991	957	83.7%	(0.9)%	90.2%
Taxable equivalent adjustment (a)	68	171	807	224	(91.6)%	(60.2)%	(69.6)%
Net income	$5,145	$6,244	$1,787	$3,270	187.9%	(17.6)%	57.3%

Net income per common share - Basic	$0.55	$0.67	$0.29	$0.42	89.7%	(17.9)%	32.2%
Net income per common share - Diluted	$0.55	$0.66	$0.29	$0.41	89.7%	(16.7)%	33.1%

Return on average assets	1.08%	1.35%	0.53%	0.91%	102.4%	(20.0)%	19.0%
Return on average equity	10.56%	12.98%	4.97%	8.67%	112.6%	(18.6)%	21.9%
Efficiency ratio (b)	57.27%	54.31%	77.47%	66.34%	(26.1)%	5.5%	(13.7)%
Net interest margin (tax equivalent)	3.26%	3.49%	3.55%	3.29%	(8.2)%	(6.6)%	(0.9)%
Avg. interest earning assets/Avg. interest bearing liabilities	1.26	1.27	1.27	1.28	(1.2)%	(0.7)%	(1.8)%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$44,580			$33,393			33.5%
Provision for loan losses	1,983			1,227			61.6%
Total other income	11,128			8,256			34.8%
Total other expenses	30,891			30,137			2.5%
Income before provision for income taxes (tax equivalent)	22,834			10,285			122.0%
Provision for income taxes	5,156			2,068			149.3%
Taxable equivalent adjustment (a)	466			647			(28.0)%
Net income	$17,212			$7,570			127.4%

Net income per common share - Basic	$1.84			$0.97			89.7%
Net income per common share - Diluted	$1.83			$0.96			90.6%

Return on average assets	1.23%			0.72%			70.4%
Return on average equity	11.97%			6.84%			74.9%
Efficiency ratio (b)	55.92%			73.50%			(23.9)%
Net interest margin (tax equivalent)	3.40%			3.42%			(0.6)%
Avg. interest earning assets/Avg. interest bearing liabilities	1.26			1.28			(1.4)%

SHARE INFORMATION:
Book value per common share	$20.81	$20.35	$19.45	$19.00	7.0%	2.3%	9.5%
Tangible book value per common share	17.71	17.25	16.36	15.73	8.3%	2.7%	12.6%
Outstanding shares- period ending	9,423,931	9,456,778	9,532,943	7,959,489	(1.1)%	(0.3)%	18.4%
Average diluted shares outstanding (year to date)	9,410,311	9,406,175	7,921,269	7,868,280	18.8%	0.0%	19.6%

CAPITAL RATIOS:
Total equity to total assets	10.14%	10.31%	10.32%	10.36%	(1.7)%	(1.7)%	(2.2)%
Leverage ratio (c)	10.22%	10.32%	12.06%	10.51%	(15.3)%	(1.0)%	(2.8)%
Tier 1 risk-based capital ratio (c)	11.99%	12.10%	12.34%	12.74%	(2.8)%	(0.9)%	(5.9)%
Total risk-based capital ratio (c)	12.60%	12.72%	12.94%	13.48%	(2.6)%	(0.9)%	(6.5)%
Common equity Tier 1 capital ratio (c)	11.99%	12.10%	12.34%	12.74%	(2.8)%	(0.9)%	(5.9)%

ASSET QUALITY:
Non-accrual loans (e)	$12,019	$16,243	$20,704	$19,758	(41.9)%	(26.0)%	(39.2)%
Loans 90 days past due and still accruing	1	-	-	-	-%	-%	-%
Troubled debt restructured loans ("TDRs") (d)	1,238	1,246	906	1,986	36.6%	(0.6)%	(37.7)%
Foreclosed real estate	3,600	3,576	4,149	2,657	(13.2)%	0.7%	35.5%
Non-performing assets ("NPAs")	$16,858	$21,065	$25,759	$24,401	(34.6)%	(20.0)%	(30.9)%

Foreclosed real estate, criticized and classified assets (e)	$29,063	$29,039	$24,006	$22,945	21.1%	0.1%	26.7%
Loans past due 30 to 89 days	$5,522	$8,904	$3,787	$3,339	45.8%	(38.0)%	65.4%
Charge-offs (Recoveries) , net (quarterly)	$440	$339	$30	$(9)	1,366.7%	29.8%	(4,988.9)%
Charge-offs (Recoveries) , net as a % of average loans (annualized)	0.11%	0.09%	0.01%	(0.00)%	1,061.1%	27.1%	(3,739.4)%
Non-accrual loans to total loans	0.77%	1.06%	1.40%	1.69%	(45.1)%	(27.6)%	(54.4)%
NPAs to total assets	0.87%	1.13%	1.43%	1.67%	(39.1)%	(22.8)%	(47.9)%
NPAs excluding TDR loans (d) to total assets	0.81%	1.06%	1.35%	1.54%	(40.3)%	(24.0)%	(47.4)%
Non-accrual loans to total assets	0.62%	0.87%	1.12%	1.35%	(44.6)%	(28.6)%	(54.1)%
Allowance for loan losses as a % of non-accrual loans	81.12%	59.27%	43.51%	43.50%	86.5%	36.9%	86.5%
Allowance for loan losses to total loans	0.62%	0.63%	0.60%	0.73%	4.8%	(0.9)%	(15.0)%

 (a) Full taxable equivalent basis, using a 30.09% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

 (b) Efficiency ratio calculated non-interest expense divided by net interest income plus non-interest income

 (c) SB One Bank capital ratios

 (d) Troubled debt restructured loans currently performing in accordance with renegotiated terms

 (e) PCI loans acquired through merger with Community Bank excluded from non-accrual loans and criticized and classified assets totaled $3.0 million

SB ONE BANCORP

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

ASSETS	September 30, 2019	December 31, 2018

Cash and due from banks	$11,561	$11,768
Interest-bearing deposits with other banks	36,380	14,910
Cash and cash equivalents	47,941	26,678

Interest bearing time deposits with other banks	200	200
Securities available for sale, at fair value	207,136	182,139
Securities held to maturity	4,331	4,078
Other Bank Stock, at cost	9,382	11,764

Loans receivable, net of unearned income	1,563,610	1,474,775
Less: allowance for loan losses	9,750	8,775
Net loans receivable	1,553,860	1,466,000

Foreclosed real estate	3,600	4,149
Premises and equipment, net	19,663	19,215
Right-of-use assets, net	4,734	-
Accrued interest receivable	6,253	6,546
Goodwill and intangibles	29,141	29,446
Bank-owned life insurance	36,475	35,778
Other assets	11,543	9,710

Total Assets	$1,934,259	$1,795,703

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$275,730	$259,807
Interest bearing	1,251,126	1,094,132
Total Deposits	1,526,856	1,353,939

Borrowings	163,849	219,906
Lease liability	4,870	-
Accrued interest payable and other liabilities	14,739	8,555
Subordinated debentures	27,866	27,859

Total Liabilities	1,738,180	1,610,259

Total Stockholders' Equity	196,079	185,444

Total Liabilities and Stockholders' Equity	$1,934,259	$1,795,703

SB ONE BANCORP

CONSOLIDATED STATEMENTS OF INCOME

(Dollars In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended
	2019	2018	9/30/2019	9/30/2018
INTEREST INCOME
Loans receivable, including fees	$19,135	$13,009	$56,354	$37,471
Securities:
Taxable	1,490	936	3,942	2,476
Tax-exempt	135	442	920	1,272
Federal funds sold	-	-	-	-
Interest bearing deposits	97	23	211	69
Total Interest Income	20,857	14,410	61,427	41,288

INTEREST EXPENSE
Deposits	4,755	2,156	13,078	5,273
Borrowings	1,099	943	3,286	2,323
Junior subordinated debentures	318	318	949	946
Total Interest Expense	6,172	3,417	17,313	8,542

Net Interest Income	14,685	10,993	44,114	32,746
PROVISION FOR LOAN LOSSES	636	321	1,983	1,227
Net Interest Income after Provision for Loan Losses	14,049	10,672	42,131	31,519

OTHER INCOME
Service fees on deposit accounts	351	320	1,048	959
ATM and debit card fees	289	254	798	717
Bank owned life insurance	235	190	697	563
Insurance commissions and fees	1,824	1,527	6,482	5,261
Investment brokerage fees	49	29	126	92
Gain (loss) gain on securities transactions	-	-	1,524	36
(Loss) gain on disposal of fixed assets	89	-	(292)	9
Other	266	198	745	619
Total Other Income	3,103	2,518	11,128	8,256

OTHER EXPENSES
Salaries and employee benefits	6,224	5,033	18,688	15,502
Occupancy, net	840	757	2,604	2,086
Data processing	1,000	710	2,939	2,440
Furniture and equipment	343	286	975	893
Advertising and promotion	139	147	394	488
Professional fees	272	383	1,106	1,002
Director fees	146	121	471	410
FDIC assessment	138	183	585	393
Insurance	31	35	94	182
Stationary and supplies	73	59	247	205
Merger-related expenses	-	605	-	4,344
Loan collection costs	96	53	233	203
Expenses and write-downs related to foreclosed real estate	172	20	333	228
Amortization of intangible assets	102	61	305	182
Other	611	510	1,917	1,579
Total Other Expenses	10,187	8,963	30,891	30,137

Income before Income Taxes	6,965	4,227	22,368	9,638
INCOME TAX EXPENSE	1,820	957	5,156	2,068
Net Income	$5,145	$3,270	$17,212	$7,570

EARNINGS PER SHARE
Basic	$0.55	$0.42	$1.84	$0.97
Diluted	$0.55	$0.41	$1.83	$0.96

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended September 30,
	2019			2018
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$17,712	$203	4.55%	$63,752	$666	4.14%
Taxable	195,463	1,490	3.02%	126,961	936	2.92%
Total securities	213,175	1,693	3.15%	190,713	1,602	3.33%
Total loans receivable (1) (4)	1,548,515	19,135	4.90%	1,152,741	13,009	4.48%
Other interest-earning assets	32,383	97	1.19%	10,219	23	0.89%
Total earning assets	1,794,073	20,925	4.63%	1,353,673	14,634	4.29%

Non-interest earning assets	122,954			97,181
Allowance for loan losses	(9,898)			(8,388)
Total Assets	$1,907,129			$1,442,466

Sources of Funds:
Interest bearing deposits:
NOW	$242,258	$498	0.82%	$257,671	$365	0.56%
Money market	234,127	1,080	1.83%	125,430	538	1.70%
Savings	221,892	369	0.66%	213,152	266	0.50%
Time	531,178	2,808	2.10%	262,244	987	1.49%
Total interest bearing deposits	1,229,455	4,755	1.53%	858,497	2,156	1.00%
Borrowed funds	168,998	1,099	2.58%	170,168	943	2.20%
Subordinated debentures	27,865	318	4.53%	27,854	318	4.53%
Total interest bearing liabilities	1,426,318	6,172	1.72%	1,056,519	3,417	1.28%

Non-interest bearing liabilities:
Demand deposits	268,864			228,993
Other liabilities	17,141			6,081
Total non-interest bearing liabilities	286,005			235,074
Stockholders' equity	194,806			150,873
Total Liabilities and Stockholders' Equity	$1,907,129			$1,442,466

Net Interest Income and Margin (5)		14,753	3.26%		11,217	3.29%
Tax-equivalent basis adjustment		(68)			(224)
Net Interest Income		$14,685			$10,993

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 30.09% in 2019 and 2018 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Three Months Ended September 30, 2019			Three Months Ended June 30, 2019
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$17,712	$203	4.55%	$46,888	$508	4.35%
Taxable	195,463	1,490	3.02%	158,258	1,277	3.24%
Total securities	213,175	1,693	3.15%	205,146	1,785	3.49%
Total loans receivable (1) (4)	1,548,515	19,135	4.90%	1,516,945	19,059	5.04%
Other interest-earning assets	32,383	97	1.19%	20,386	65	1.28%
Total earning assets	1,794,073	20,925	4.63%	1,742,477	20,909	4.81%

Non-interest earning assets	122,954			118,391
Allowance for loan losses	(9,898)			(9,332)
Total Assets	$1,907,129			$1,851,536

Sources of Funds:
Interest bearing deposits:
NOW	$242,258	$498	0.82%	$249,647	$453	0.73%
Money market	234,127	1,080	1.83%	230,766	1,165	2.02%
Savings	221,892	369	0.66%	226,511	372	0.66%
Time	531,178	2,808	2.10%	494,823	2,469	2.00%
Total interest bearing deposits	1,229,455	4,755	1.53%	1,201,747	4,459	1.49%
Borrowed funds	168,998	1,099	2.58%	145,937	973	2.67%
Subordinated debentures	27,865	318	4.53%	27,863	316	4.55%
Total interest bearing liabilities	1,426,318	6,172	1.72%	1,375,547	5,748	1.68%

Non-interest bearing liabilities:
Demand deposits	268,864			272,667
Other liabilities	17,141			10,934
Total non-interest bearing liabilities	286,005			283,601
Stockholders' equity	194,806			192,388
Total Liabilities and Stockholders' Equity	$1,907,129			$1,851,536

Net Interest Income and Margin (5)		14,753	3.26%		15,161	3.49%
Tax-equivalent basis adjustment		(68)			(171)
Net Interest Income		$14,685			$14,990

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 30.09% in 2019 and 2018 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES

(Dollars In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2019			2018
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$42,253	$1,386	4.39%	$61,187	$1,919	4.19%
Taxable	165,482	3,942	3.18%	124,756	2,476	2.65%
Total securities	207,735	5,328	3.43%	185,943	4,395	3.16%
Total loans receivable (1) (4)	1,522,197	56,354	4.95%	1,109,975	37,471	4.51%
Other interest-earning assets	22,588	211	1.25%	10,456	69	0.88%
Total earning assets	1,752,520	61,893	4.72%	1,306,374	41,935	4.29%

Non-interest earning assets	118,562			96,629
Allowance for loan losses	(9,353)			(7,993)
Total Assets	$1,861,729			$1,395,010

Sources of Funds:
Interest bearing deposits:
NOW	$249,238	$1,397	0.75%	$255,823	$1,110	0.58%
Money market	235,252	3,423	1.95%	104,603	1,073	1.37%
Savings	223,338	1,068	0.64%	218,359	534	0.33%
Time	487,806	7,190	1.97%	263,533	2,556	1.30%
Total interest bearing deposits	1,195,634	13,078	1.46%	842,318	5,273	0.84%
Borrowed funds	167,899	3,286	2.62%	152,178	2,323	2.04%
Subordinated debentures	27,863	949	4.55%	27,852	946	4.54%
Total interest bearing liabilities	1,391,396	17,313	1.66%	1,022,348	8,542	1.12%

Non-interest bearing liabilities:
Demand deposits	266,999			220,156
Other liabilities	11,558			4,978
Total non-interest bearing liabilities	278,557			225,134
Stockholders' equity	191,776			147,528
Total Liabilities and Stockholders' Equity	$1,861,729			$1,395,010

Net Interest Income and Margin (5)		44,580	3.40%		33,393	3.42%
Tax-equivalent basis adjustment		(466)			(647)
Net Interest Income		$44,114			$32,746

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 30.09% in 2019 and 2018 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP

Segment Reporting

(Dollars In Thousands)

(Unaudited)

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$14,685	$-	$14,685	$10,993	$-	$10,993
Other income from external sources	1,239	1,864	3,103	967	1,551	2,518
Depreciation and amortization	488	10	498	455	7	462
Income before income taxes	6,648	317	6,965	3,907	320	4,227
Income tax expense (1)	1,693	127	1,820	829	128	957
Total assets	1,927,351	6,908	1,934,259	1,453,536	6,106	1,459,642

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$44,114	$-	$44,114	$32,746	$-	$32,746
Other income from external sources	4,518	6,610	11,128	2,901	5,355	8,256
Depreciation and amortization	1,529	33	1,562	1,347	19	1,366
Income before income taxes	20,205	2,163	22,368	7,809	1,829	9,638
Income tax expense (1)	4,291	865	5,156	1,336	732	2,068
Total assets	1,927,351	6,908	1,934,259	1,453,536	6,106	1,459,642

(1) Calculated at statutory tax rate of 30.09% in 2019 and 2018 for the insurance services segment